UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2010

CELGENE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of New Chief Financial Officer

On August 26, 2010, Celgene Corporation (the “Company”) announced the appointment of Jacqualyn A. Fouse as Senior Vice President and Chief Financial Officer, effective September 27, 2010. Ms. Fouse will be responsible for all finance operations at the Company and will report to Robert J. Hugin, the Company’s President and Chief Executive Officer.

Immediately prior to this appointment, Ms. Fouse served as Chief Financial Officer of Bunge Limited, a leading global agribusiness and food company (“Bunge”), since July 2007. Prior to joining Bunge, Ms. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy at Alcon Laboratories, Inc. since 2006, and as its Senior Vice President and Chief Financial Officer since 2002. Ms. Fouse served as Chief Financial Officer from 2001 to 2002 at SAirGroup. Previously, Ms. Fouse held a variety of senior finance positions at Alcon and its then majority owner Nestlé S.A. Ms. Fouse worked at Nestlé from 1993 to 2001, including serving as Group Treasurer of Nestlé from 1999 to 2001. Ms. Fouse worked at Alcon from 1986 to 1993 and held several positions, including Manager Corporate Investments and Domestic Finance. Earlier in her career, she worked at Celanese Chemical and LTV Aerospace and Defense. Ms. Fouse earned a B.A. and an M.A. in Economics from the University of Texas at Arlington.

In connection with her appointment, the Company entered into an offer letter agreement with Ms. Fouse (the “Offer Letter”), providing for the terms of her employment, including annual base salary, participation in the Company’s Management Incentive Plan and Long Term Incentive Plan, a one-time grant of options and restricted stock units, ongoing eligibility to participate in the Company’s annual equity award program and its Deferred Compensation Plan, a deemed contribution under Deferred Compensation Plan, and severance in the event of termination by the Company without cause. Reference is made to the copy of the Offer Letter that is included in this Report as Exhibit 99.2.

Departure of Chief Financial Officer

On August 23, 2010, David W. Gryska, Senior Vice President and Chief Financial Officer of the Company resigned as Chief Financial Officer, effective as of Ms. Fouse’ start date, and as Senior Vice President, effective as of November 1, 2010.

In connection with Mr. Gryska’s resignation, the Company entered into a separation agreement with Mr. Gryska on August 23, 2010 (the “Separation Agreement”) providing for the terms of his separation from the Company, including a separation payment and continued health insurance coverage. Reference is made to the copy of the Separation Agreement that is included in this report as Exhibit 99.3.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits

Exhibit 99.1 – Press Release dated August 26, 2010

Exhibit 99.2 – Employment offer letter agreement between Celgene Corporation and Jacqualyn A. Fouse, dated August 18, 2010

Exhibit 99.3 – Separation agreement between Celgene Corporation and David W. Gryska, dated August 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: August 27, 2010

By: /s/ Robert J. Hugin
Name: Robert J. Hugin
Title: President and
Chief Executive Officer